Exhibit 99.1

Semtech Announces Second Quarter of Fiscal Year 2014 Results and Expansion of Stock Repurchase Program

  Record Revenue of $165M, up 9% Year-Over-Year
  Record Gross Profit of $101M, up 35% Year-Over-Year
  Record Gross Profit Margin of 61%
  Net Income up 29% Sequentially

CAMARILLO, Calif.--(BUSINESS WIRE)--August 21, 2013--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its fiscal year 2014 second quarter, which ended July 28, 2013. The company also announced that its Board of Directors approved increasing the existing stock repurchase authorization by $50.0 million. Prior to the increase, the company had $42.5 million remaining from the authorization implemented in November 2011.

Net revenue for the second quarter of fiscal year 2014 was $165.0 million, up 9.5 percent from the second quarter of fiscal year 2013 and up 1.6 percent from the first quarter of fiscal year 2014.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the second quarter of fiscal year 2014 was 61.0 percent compared to 49.5 percent in the second quarter of fiscal year 2013 and 59.9 percent in the first quarter of fiscal year 2014.

GAAP net income for the second quarter of fiscal year 2014 was $19.1 million or 28 cents per diluted share. This compares to GAAP net income of $10.0 million or 15 cents per diluted share in the second quarter of fiscal year 2013 and GAAP net income of $14.8 million or 22 cents per diluted share in the first quarter of fiscal year 2014.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech's non-GAAP results exclude the following items:

  Stock-based compensation expense
  Acquisition related fair value adjustments
  Transaction and integration related expenses
  Intangible amortization and impairments
  Write off of deferred financing costs
  Release of prior accrued taxes on foreign earnings

Excluding the items listed above, Non-GAAP net income for the second quarter of fiscal year 2014 was $35.8 million or 52 cents per diluted share. Non-GAAP net income was $27.5 million or 41 cents per diluted share in the second quarter of fiscal year 2013 and was $31.3 million or 46 cents per diluted share in the first quarter of fiscal year 2014.

Non-GAAP gross profit margin for the second quarter of fiscal year 2014 was 61.3 percent. Non-GAAP gross profit margin for the second quarter of fiscal year 2013 was 61.2 percent and 61.6 percent in the first quarter of fiscal year 2014.

As of July 28, 2013 Semtech had $242.0 million in cash, cash equivalents and marketable securities, compared to $173.4 million in cash, cash equivalents and marketable securities at the end of the second quarter of fiscal year 2013 and $236.4 million in cash, cash equivalents and marketable securities at the end of the first quarter of fiscal year 2014.

Mohan Maheswaran, Semtech's President and Chief Executive Officer, stated, "Semtech delivered solid second quarter results with record revenue and gross margin. We also expanded operating margin, grew net income and continued to see strong design win activity. We expect our Q3 results to be negatively impacted by both a reduction in demand and inventory corrections at several of our largest smartphone customers. We anticipate that this weakness will continue through most of the second half. However, we remain confident in our ability to manage through any short term demand fluctuations as we head towards our $1 billion revenue goal."

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its quarterly report on Form 10-Q for the second quarter of fiscal year 2014.

Third Quarter of Fiscal Year 2014 Outlook

  Net sales are expected to be in the range of $135.0 million to $145.0 million
  GAAP gross profit margin is expected to be in the range of 58.7% to 59.7%
  Non-GAAP gross profit margin is expected to be in the range of 59.0% to 60.0%
  GAAP SG&A expense is expected to be in the range of $30.0 million to $31.5 million
  GAAP R&D expense is expected to be in the range of $31.0 million to $31.5 million
  Stock-based compensation expense, which is included in the preceding estimates, is expected to be approximately $6.4 million, categorized as follows: $0.4 million cost of sales, $3.2 million SG&A, and $2.8 million R&D
  Amortization of acquired intangible assets is expected to be approximately $7.6 million
  Transaction and integration related expenses of approximately $1.0 million
  Interest and other expense is expected to be approximately $2.0 million
  GAAP tax rate is expected to be a benefit in the range of 2.0% to 3.0%
  Non-GAAP tax rate is expected to be a provision in the range of 9.0% to 11.0%
  GAAP earnings are expected to be in the range of 13 to 21 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 31 to 37 cents per diluted share
  Fully diluted share count is expected to be approximately 69.0 million shares
  Capital expenditures are expected to be approximately $10.0 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share and free cash flow. To provide additional insight into the Company's second quarter outlook, this release includes a presentation of forward-looking non-GAAP earnings per diluted share. A further discussion of these non-GAAP financial measures can be found above. The non-GAAP gross profit, net income and earnings per diluted share measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. The non-GAAP presentation of free cash flow excludes capital expenditures. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of GAAP results for the second quarter of fiscal years 2014 and 2013 and the first quarter of fiscal year 2014; and a reconciliation of forward-looking earnings per diluted share for the third quarter of fiscal year 2014. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as "intends," "goal," "estimate, "expect," "project," "plans," "anticipates," "should," "will," "designed to," "believe," and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the market place, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end user markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 2013, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 29,	July 28,	July 29,
	2013	2013	2012	2013	2012
	Q2 2014	Q1 2014	Q2 2013	FY 2014	FY 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$165,010	$162,407	$150,704	$327,417	$267,346
Cost of sales	64,302	65,120	76,179	129,422	137,484
Gross profit	100,708	97,287	74,525	197,995	129,862
Operating costs and expenses:
Selling, general and administrative	33,315	34,794	31,220	68,109	76,038
Product development and engineering	33,125	34,559	32,613	67,684	56,696
Intangible amortization and impairments	9,811	7,856	7,977	17,667	13,555
Total operating costs and expenses	76,251	77,209	71,810	153,460	146,289
Operating income (loss)	24,457	20,078	2,715	44,535	(16,427)
Interest expense	(10,584)	(4,060)	(3,442)	(14,644)	(4,955)
Interest income and other (expense), net	(198)	(807)	(590)	(1,005)	(706)
Income (loss) before taxes	13,675	15,211	(1,317)	28,886	(22,088)
(Benefit) provision for taxes	(5,437)	434	(11,339)	(5,003)	(34,319)
Net income	$19,112	$14,777	$10,022	$33,889	$12,231

Earnings per share:
Basic	$0.28	$0.22	$0.15	$0.50	$0.19
Diluted	$0.28	$0.22	$0.15	$0.49	$0.18

Weighted average number of shares used in computing earnings per share:
Basic	67,614	66,956	65,587	67,285	65,435
Diluted	69,090	68,579	67,165	68,813	67,207

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	July 28,	January 27,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$237,060	$223,192
Temporary investments	-	4,973
Accounts receivable, net	80,595	69,160
Inventories	78,214	74,878
Deferred tax assets	7,334	7,473
Prepaid taxes	7,073	7,794
Other current assets	19,214	18,523
Total current assets	429,490	405,993

Property, plant and equipment, net	113,314	101,837
Long-term investments	4,923	7,907
Deferred income taxes	40,828	33,563
Goodwill	393,584	393,584
Other intangible assets, net	187,916	206,058
Other assets	19,595	22,071
Total assets	$1,189,650	$1,171,013

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,404	$51,991
Accrued liabilities	36,866	49,276
Deferred revenue	5,398	3,745
Current portion - long term debt	18,385	48,449
Deferred tax liabilities	3,245	4,221
Total current liabilities	114,298	157,682

Deferred tax liabilities - non-current	3,636	2,042
Long term debt - less current	282,157	282,286
Other long-term liabilities	39,073	34,177
Stockholders’ equity	750,486	694,826
Total liabilities & stockholders' equity	$1,189,650	$1,171,013

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Six Months Ended
	July 28,	July 29,
	2013	2012
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$33,889	$12,231
Adjustments to reconcile net income to net cash provided by operating activities, net of effects of acquisitions:
Depreciation, amortization and impairments	28,937	22,545
Effect of acquisition fair value adjustments	121	28,600
Accretion of deferred financing costs and debt discount	1,010	1,081
Writeoff of deferred financing costs and debt discount	8,773	-
Deferred income taxes	(6,529)	(12,425)
Stock-based compensation	14,782	10,245
Excess tax benefits on stock based compensation	-	(2,913)
(Gain) loss on disposition of property, plant, and equipment	(27)	85
Changes in assets and liabilities	(22,511)	(47,578)
Net cash provided by operating activities	58,445	11,871

Cash flows from investing activities:
Purchase of available-for-sale investments	(1,050)	(10,106)
Proceeds from sales and maturities of available-for-sale investments	8,998	103,199
Proceeds from sales of property, plant, and equipment	57	-
Purchase of property, plant, and equipment	(23,565)	(10,715)
Purchase of intangible assets	(2,583)	-
Acquisitions, net of cash acquired	-	(491,717)
Net cash used in investing activities	(18,143)	(409,339)

Cash flows from financing activities:
Proceeds from debt issuance, net of discount	328,000	347,000
Deferred financing cost	(3,637)	(8,962)
Payment for interest rate cap	-	(1,100)
Excess tax benefits on stock based compensation	-	2,913
Proceeds from exercises of stock options	8,328	2,413
Repurchase of outstanding common stock	-	(269)
Payment of long term debt	(359,125)	(5,625)
Net cash (used in) provided by financing activities	(26,434)	336,370
Effect of exchange rate increase on cash and cash equivalents	-	(66)

Net increase (decrease) in cash and cash equivalents	13,868	(61,164)
Cash and cash equivalents at beginning of period	223,192	227,022

Cash and cash equivalents at end of period	$237,060	$165,858

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 29,	July 28,	July 29,
	2013	2013	2012	2013	2012
Stock-based Compensation Expense	Q2 2014	Q1 2014	Q2 2013	FY 2014	FY 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$405	$328	$297	$733	$528
Selling, general and administrative	3,548	4,882	2,657	8,430	5,881
Product development and engineering	2,203	3,416	1,965	5,619	3,836
Total stock-based compensation expense	$6,156	$8,626	$4,919	$14,782	$10,245

	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 29,	July 28,	July 29,
	2013	2013	2012	2013	2012
Gross Profit - Reconciliation GAAP to Non-GAAP	Q2 2014	Q1 2014	Q2 2013	FY 2014	FY 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$100,708	$97,287	$74,525	$197,995	$129,862
Adjustments to GAAP gross profit:
Stock-based compensation expense	405	328	297	733	528
Acquisition related fair value adjustments	-	2,408	17,355	2,408	29,966
Non-GAAP gross profit	$101,113	$100,023	$92,177	$201,136	$160,356

	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 29,	July 28,	July 29,
	2013	2013	2012	2013	2012
Net Income - Reconciliation GAAP to Non-GAAP	Q2 2014	Q1 2014	Q2 2013	FY 2014	FY 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$19,112	$14,777	$10,022	$33,889	$12,231

Adjustments to GAAP net income:
Stock-based compensation expense	$6,156	$8,626	$4,919	14,782	$10,245
Acquisition related fair value adjustments	338	2,747	18,065	3,085	31,198
Transaction and integration related expenses	506	931	1,757	1,437	19,323
Intangible amortization and impairments	9,811	7,856	7,977	17,667	13,555
Writeoff of deferred financing cost	8,773	-	-	8,773	-

Total before taxes	25,584	20,160	32,718	45,744	74,321
Associated tax effect	(8,935)	(3,670)	(15,276)	(12,605)	(41,151)
Total of supplemental information net of taxes	16,649	16,490	17,442	33,139	33,170
Non-GAAP net income	$35,761	$31,267	$27,464	$67,028	$45,401

Diluted GAAP earnings per share	$0.28	$0.22	$0.15	$0.49	$0.18
Adjustments per above	0.24	0.24	0.26	0.48	0.50
Diluted non-GAAP earnings per share	$0.52	$0.46	$0.41	$0.97	$0.68

	Three Months Ended			Six Months Ended
	July 28,	April 28,	July 29,	July 28,	July 29,
	2013	2013	2012	2013	2012
Tax Impact Associated With Supplemental Information	Q2 2014	Q1 2014	Q2 2013	FY 2014	FY 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$2,596	$1,203	$4,029	3,799	$4,766
Acquisition related fair value adjustments	66	570	4,238	636	5,141
Transaction and integration related expenses	194	283	2,470	477	2,664
Intangible amortization and impairments	2,877	1,614	1,495	4,491	2,093
Release of prior accrued taxes on foreign earnings	-	-	-	-	23,443
Write off of deferred financing costs	3,202	-	-	3,202	-
Effect of enacted tax rate changes	-	-	3,044	-	3,044

Total of associated tax effect	$8,935	$3,670	$15,276	$12,605	$41,151

	Three Months Ended
	July 28,	April 28,	July 29,
	2013	2013	2012
	Q2 2014	Q1 2014	Q2 2013
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:

Cash Flow from Operations	$41,296	$17,150	23,605
Net Capital Expenditure	(12,766)	(10,742)	(6,085)
Free Cash Flow:	$28,530	$6,408	$17,520

Q3 FY14 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	$0.13	$0.21

Stock based compensation expense	0.08	0.07
Transaction and integration related expenses	0.01	0.01
Amortization of acquired intangibles	0.09	0.08

Non-GAAP EPS	$0.31	$0.37

CONTACT:
Semtech Corporation
Sandy Harrison, 805-480-2004
webir@semtech.com